As filed with the Securities and Exchange Commission on February 12, 2010
Registration No. 333-158418

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its governing instruments)

The Promenade, Suite 440
16427 North Scottsdale Road
Scottsdale, AZ 85254
(480) 998-3478
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott D. Peters
Chief Executive Officer, President and Chairman
The Promenade, Suite 440
16427 North Scottsdale Road
Scottsdale, AZ 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lesley H. Solomon Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Peter M. Fass Steven A. Fishman Proskaur Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3025	John F. Nicholson Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, CA 90067 (310) 277-4222

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The purpose of this Amendment No. 2 is solely to file exhibits to the Registration Statement as set forth below in Item 36(b) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$122,760
FINRA filing fee	75,500
Printing and postage	4,000,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	1,000,000
Advertising	3,150,000
Blue Sky Expenses	500,000
Transfer agent and escrow fees	5,500,000
Technical costs	55,000
Due diligence	2,000,000
Seminars (Issuer costs)	250,000

Total	$18,653,260

Item 32.	Sales to Special Parties

The Registrant’s executive officers and directors may purchase shares in its primary offering at a discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities

On April 20, 2006, the Registrant was capitalized with the issuance to the Registrant’s former advisor of 200 shares of common stock for a purchase price of $10.00 per share for an aggregate purchase of $2,000. The shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 20, 2006, the Registrant issued 5,000 shares of restricted common stock to each of its independent directors. On October 4, 2006, the Registrant issued 5,000 shares of restricted common stock to a new independent director upon his initial election. On April 12, 2007, the Registrant issued an additional 5,000 shares of restricted common stock to a new independent director upon his initial election. The shares of restricted common stock issued to the independent directors were issued pursuant to the 2006 Incentive Directors Compensation Plan, a sub-plan of the 2006 Incentive Plan, in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these shares of restricted common stock vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 12, 2007, the Registrant issued an additional 2,500 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 17, 2008, the Registrant issued 2,500 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On November 14, 2008, the Registrant issued 40,000 shares of restricted common stock to Mr. Peters, its Chairman of the Board, Chief Executive Officer and President, pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

On July 1, 2009, the Registrant issued 25,000 shares of fully-vested restricted common stock to Mr. Peters pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. On July 1, 2009, the Registrant also issued to Mr. Peters 50,000 shares of restricted common stock in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 50,000 shares, 25.0% immediately vested on the grant date and the remaining shares vest in equal annual installments on the first three anniversaries of the grant date.

On August 31, 2009, the Registrant issued 5,000 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in private transactions exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; or (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of a director (the “Indemnitee”) for any liability or loss suffered by such Indemnitee or hold an Indemnitee harmless for any liability or loss suffered by us, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a non-independent director or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to any requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

On January 17, 2007, the Registrant entered into indemnification agreements with each of its independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and our non-independent director, Scott D. Peters, and two of our former officers Danny Prosky and Andrea R. Biller. On March 1, 2007 the Registrant entered into an indemnification agreement with its former officer, Shannon K S Johnson, and on April 18, 2007, the Registrant entered into an indemnification agreement with its independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, the Registrant will indemnify and advance expenses and costs incurred by its directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of their service; however, the Registrant’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in the Registrant’s charter.

On July 1, 2009, the Registrant entered into employment agreements with two of its executive officers, Kellie S. Pruitt and Mark D. Engstrom, whereby the Registrant will indemnify and exculpate such officers from money damages incurred as a result of claims arising out of an alleged wrongful act by the officer while acting in good faith as the Registrant’s officer or employee. The indemnification obligations are subject to the limitations set forth in the Registrant’s charter.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as the Registrant’s sponsor, with and into a wholly owned subsidiary of the sponsor of our initial offering, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.

Following the Registrant’s transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively.

(a) Index to Financial Statements

The consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, Healthcare Trust of America, Inc.’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31,

2009, June 30, 2009 and September 30, 2009, as well as the financial statements contained in Healthcare Trust of America, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 4, 2009. The financial statements incorporated herein refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

(b) Exhibits:

See the Exhibit Index immediately preceding the exhibits for a list of the exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 12th day of February, 2010.

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	February 12, 2010

/s/ Kellie S. Pruitt Kellie S. Pruitt	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)	February 12, 2010

* W. Bradley Blair, II	Director	February 12, 2010

* Maurice J. DeWald	Director	February 12, 2010

* Warren D. Fix	Director	February 12, 2010

* Larry L. Mathis	Director	February 12, 2010

* Gary T. Wescombe	Director	February 12, 2010

* /s/ Scott D. Peters Scott D. Peters, as attorney-in-fact

EXHIBIT INDEX

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.

Following the Registrant’s transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively.

The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1	.1*	Exclusive Dealer Manager Agreement
1	.2*	First Amendment to Exclusive Dealer Manager Agreement
1	.3*	Second Amendment to Exclusive Dealer Manager Agreement
1	.4*	Form of Soliciting Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007 and incorporated herein by reference)
3.3		Articles of Amendment, effective August 24, 2009 (including Exhibit 3.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
3.4		Bylaws of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
3.5		Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective April 21, 2009 (included as Exhibit 3.4 to Post-Effective Amendment No. 11 to our Registration Statement on Form S-11 (File No. 333-133652) filed on April 21, 2009
3.6		Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective August 24, 2009 (included as Exhibit 3.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
4.1		Form of Subscription Agreement (included as Exhibit A to the prospectus)
4.2		Distribution Reinvestment Plan (included as Exhibit B to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit C to the prospectus)
4	.4**	Escrow Agreement
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1**	Opinion of Alston & Bird LLP as to tax matters
10.1		Amended and Restated Advisory Agreement among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.2.1	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10	.2.2	Amendment No. 2 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.) dated as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.3		NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.3 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
10.4		Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.4 to Amendment No. 6 to our Registration Statement on Form S-11 filed on September 12, 2006 and incorporated herein by reference)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)
10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.8		Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association (included as Exhibit 10.13 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.9		Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.14 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.10		Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.15 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.11		Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.16 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.12		Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.17 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.13		Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.18 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.14		Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.19 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.15		Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.20 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.16		Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.21 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.17	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.22 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.18	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.23 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.19	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.24 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.20	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.25 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.21	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.26 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.22	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.27 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.23	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.28 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.24	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26	Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.27	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.145	Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.147	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/k/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.142 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.148	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.143 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.149	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007 (included as Exhibit 10.144 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.150	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154	Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated Limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC, and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236	Syndicated Promissory Note(1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237	Syndicated Promissory Note(2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.241		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242		Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244		Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
10.245		Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters (included as Exhibit 10.3 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.246		Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
10.247		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.248		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.249		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.250		Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated July 15, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 16, 2009 and incorporated herein by reference)
10.251		First Amendment to Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated August 14, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference)
10.252		Second Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 21, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.253		Third Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 26, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.254		Fourth Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA — Greenville, LLC, dated September 4, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 11, 2009 and incorporated herein by reference)
10.255		Future Development Agreement by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
10.256		Right of First Opportunity by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
21	.1*	Subsidiaries of Healthcare Trust of America, Inc.

Exhibit
Number		Exhibit

23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
24	.1*	Power of Attorney

*	Previously filed.

**	Filed herewith.